Exhibit 99.1

Pegasystems Inc.

2020 Executive Officers Base Salaries and Target Bonus Percentages and Incentives

Name	Title	Base Salary	Target Incentive Plan Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$495,000	100%

Kenneth Stillwell	Senior Vice President, Chief Financial Officer and Chief Administrative Officer	$460,000	70%

Douglas Kra**	Senior Vice President, Global Customer Success	$365,000	50%

Michael Pyle	Senior Vice President, Engineering	$400,000	60%

Leon Trefler***	Senior Vice President, Global Customer Success	$365,000	50%

*	Percentage of 2020 base salary
**

In 2020, Douglas Kra will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by the Company’s Chief Executive Officer, as well as target sales commissions of $228,000.

***

In 2020, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by the Company’s Chief Executive Officer, as well as target sales commissions of $310,000.